Exhibit 99.2


THE CIT GROUP TO GUARANTEE NEWCOURT PUBLIC DEBT

LIVINGSTON, NJ, November 15, 1999 --- The CIT Group, Inc. (NYSE:CIT) announced that, effective today, it will guarantee all outstanding public debt, including commercial paper, issued by Newcourt Credit Group Inc., AT&T Capital Corporation, Newcourt Financial (Australia) Limited and Newcourt Financial Limited. These companies became subsidiaries of CIT as a result of CIT's acquisition today of Newcourt Credit Group Inc.

With $50 billion in managed assets, The CIT Group is the largest publicly owned commercial finance company in the industry.